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                                                                  EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23689) pertaining to the Super Vision International, Inc. 1994 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-32007) pertaining to the 1994 Stock Option Plan, as amended, of our report dated February 19, 1999, with respect to the financial statements of Super Vision International, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1998.





Ernst & Young LLP



Orlando, Florida
March 29, 1999